                                 EXHIBIT 23.4

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Centennial HealthCare Corporation
Atlanta, Georgia


          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 7, 1995, except for
Note 18, which is as of August 15, 1995 relating to the consolidated financial statements of Centennial HealthCare Corporation (formerly WelCare International, Inc.), which is contained in that Prospectus.

          We also consent to the reference to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP


Atlanta, Georgia
March 28, 1997